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As filed with the Securities and Exchange Commission on July 27, 2017

Registration No. 333-219367

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANADIAN NATURAL RESOURCES LIMITED
(Exact name of Registrant as specified in its charter)

Alberta (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number (if applicable))

Suite 2100, 855-2nd Street, S.W., Calgary, Alberta, Canada, T2P 4J8
(403) 517-6700
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011
(212) 894-8800
(Name, address (including zip code) and telephone number
(including area code) of agent for service in the United States)

Copies to:
Brent W. Kraus Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street, S.W. (403) 298-3100	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

        It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

 PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

2

SHORT FORM BASE SHELF PROSPECTUS

Secondary Offering	July 27, 2017

CANADIAN NATURAL RESOURCES LIMITED
Cdn$4,000,000,000

97,560,975 Common Shares

           Shell Canada Energy ("SCE"), Shell Canada Resources ("SCR") and Shell Gas B.V. ("SG") or any of their permitted transferees or assignees (collectively, the "Selling Shareholders") may offer for sale, from time to time, in aggregate up to 97,560,975 common shares (the "Common Shares") of Canadian Natural Resources Limited representing in aggregate up to Cdn$4,000,000,000 (or the equivalent thereof in other currencies or currency units based on the applicable exchange rate at the time of the distribution) of Common Shares, in one or more distributions, during the 25 month period that this prospectus (including any amendments hereto) remains valid. References in this prospectus to "Selling Shareholders" shall include any such affiliates of SCE, SCR and SG and any other permitted transferees under the Registration Rights Agreement (as defined below). See "Selling Shareholders" and "Plan of Distribution".

           The specific terms of any distribution of Common Shares will be set forth in one or more prospectus supplements, including the number of Common Shares to be distributed, the issue price (in the event the distribution is a fixed price distribution) and any other terms specific to the Common Shares being distributed. Prospective purchasers of Common Shares should read this prospectus and any applicable prospectus supplement before they invest in or otherwise acquire any Common Shares.

           We are permitted, under the multijurisdictional disclosure system adopted by the United States and the provinces of Canada, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB"), and they are subject to Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (U.S.). As a result, the financial statements included or incorporated by reference in this prospectus and any applicable prospectus supplement may not be comparable to financial statements of United States companies.

           Certain data on oil and gas reserves included or incorporated by reference in this prospectus and any applicable prospectus supplement has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See "Note Regarding Reserves Disclosure".

           Owning the Common Shares may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement and consult with your tax adviser. See "Certain Income Tax Considerations".

           Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Alberta, some of our officers and directors and some of the experts named in this prospectus are Canadian residents, and most of our assets and all or most of the assets of our officers and directors and the experts are located outside the United States. See "Enforceability of Civil Liabilities".

           Neither the United States Securities and Exchange Commission (the "SEC") nor any state or provincial securities commission or similar authority has approved or disapproved of the Common Shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           All shelf information permitted under applicable law to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Common Shares to which the prospectus supplement pertains.

           The Common Shares may be distributed to or through underwriters, directly pursuant to applicable statutory exemptions or discretionary exemptions from registration, or through agents designated by the Selling Shareholders from time to time. Each prospectus supplement will identify the underwriter or agent, if any, engaged in connection with the distribution of the Common Shares and will set forth the terms of the distribution of the Common Shares, including the net proceeds to the Selling Shareholder(s) and the portion of expenses borne by the Selling Shareholder(s) and/or the Company, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters or agents, if applicable, and any other material terms. If offered on a non-fixed price basis, Common Shares may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution. If Common Shares are offered on a non-fixed price basis, the underwriters' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Common Shares by the purchasers exceeds or is less than the gross proceeds paid by the underwriters or agents to us. See "Plan of Distribution".

           To the extent by applicable law, in connection with any distribution of Common Share (unless otherwise specified in a prospectus supplement) any underwriters or agents, when purchasing as principal, may over-allot or effect transactions intended to fix or stabilize or maintain the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

           The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") and the New York Stock Exchange ("NYSE") under the symbol CNQ. On July 26, 2017, the last completed trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX and NYSE was $38.31 and US$30.79 per Common Share, respectively.

           An investment in the Common Shares is subject to certain risks that should be considered by prospective purchasers of Common Shares. It is important for prospective purchasers of Common Shares to consider the particular risk factors that may affect the securities and industry in which it is investing. Prospective purchasers should carefully consider the risks described under the heading "Risk Factors" and the risks identified in the documents incorporated by reference in this prospectus and the applicable prospectus supplement prior to making an investment in the Common Shares.

           Our head, principal and registered office is located at 2100, 855—2nd Street S.W., Calgary, Alberta, Canada T2P 4J8.

ABOUT THIS PROSPECTUS

        In this prospectus and any applicable prospectus supplement, all capitalized terms and acronyms used and not otherwise defined have the meanings provided in the prospectus and any applicable prospectus supplement. Unless otherwise specified or the context otherwise requires, all references in this prospectus to "Canadian Natural", the "Company", "we", "us", and "our" mean Canadian Natural Resources Limited and its subsidiaries, partnerships and, where applicable, interests in other entities.

        Unless otherwise specified or the context otherwise requires, in this prospectus, in any applicable prospectus supplement and in documents incorporated by reference in this prospectus and any applicable prospectus supplement, all dollar amounts are expressed in Canadian dollars, and references to "dollars", "Cdn$" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.

        Our financial statements incorporated by reference in this prospectus and any applicable prospectus supplement are prepared in accordance with IFRS, as issued by the IASB, and they are subject to Canadian generally accepted accounting standards and the standards of the Public Company Accounting Oversight Board (U.S.).

        Canadian Natural has filed with the SEC under the United States Securities Act of 1933, as amended (the "1933 Act") a registration statement on Form F-10 relating to the offering of the Common Shares, of which this prospectus forms part. This prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus but contained in the registration statement will be available on the SEC's website at www.sec.gov. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Common Shares.

        Information on or connected to our website, even if referred to in a document incorporated by reference herein, does not constitute part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation incorporated under and governed by the Business Corporations Act (Alberta). Some of our officers and directors and some of the experts named in this prospectus are Canadian residents, and most of our assets and all or most of the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Bennett Jones LLP, however, that there is a substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus forms a part, an appointment of agent for service of process and undertaking on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Common Shares under this prospectus.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus and any applicable prospectus supplement, and in the documents incorporated by reference herein and therein, may contain or incorporate by reference "forward-looking information" and "forward-looking statements" (collectively referred to herein as "forward-looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the words "believe", "anticipate", "expect", "plan", "estimate", "target", "continue", "could", "intend", "may", "potential", "predict", "should", "will", "objective", "project", "forecast", "goal", "guidance", "outlook", "effort", "seeks", "schedule", "proposed" or expressions of a similar nature, suggesting future outcome or statements regarding an outlook. Disclosure related to expected future commodity pricing; forecast or anticipated production volumes; royalties; operating costs; capital expenditures; income tax expenses and other guidance provided throughout this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein constitute forward-looking statements. Disclosure of plans relating to and expected results of existing and future developments, including but not limited to the Horizon Oil Sands operations and future expansions, the Athabasca Oil Sands Project and the pro forma financial, operating and reserves information relating thereto, Primrose thermal projects, Pelican Lake water and polymer flood project, the Kirby Thermal Oil Sands Project, the construction and future operations of the North West Redwater bitumen upgrader and refinery, and construction by third parties of new or expansion of existing pipeline capacity or other means of transportation of bitumen, crude oil, natural gas or synthetic crude oil upon which we may be reliant to transport our products to market also constitute forward-looking statements. This forward-looking information is based on annual budgets and multi-year forecasts, and is reviewed and revised throughout the year as necessary in the context of targeted financial ratios, project returns, product pricing expectations and balance in project risk and time horizons. These statements are not guarantees of future performance and are subject to certain risks. The reader should not place undue reliance on these forward-looking statements as there can be no assurances that the plans, initiatives or expectations upon which they are based will occur.

        In addition, statements relating to "reserves" are deemed to be forward-looking statements as they involve the implied assessment based on certain estimates and assumptions that the reserves described can be profitably produced in the future. There are numerous uncertainties inherent in estimating quantities of proved and proved plus probable crude oil, natural gas and NGLs reserves and in projecting future rates of production and the timing of development expenditures. The total amount or timing of actual future production may vary significantly from reserve and production estimates.

        The forward-looking statements are based on current expectations, estimates and projections about us and the industry in which we operate, which speak only as of the date such statements were made or as of the date of the report or document in which they are contained, and are subject to known and unknown risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others: the ability to successfully integrate the assets acquired pursuant to the Acquisitions (as defined herein) and the employees associated with such assets; future use and development of technology; the ability to implement new technology necessary to efficiently and effectively operate the assets acquired pursuant to the Acquisitions; the ability to achieve the expected environmental impacts from the assets acquired pursuant to the Acquisitions; general economic and business conditions which will, among other things, impact demand for and market prices of our products; volatility of and assumptions regarding crude oil and natural gas prices; fluctuations in currency and interest rates; assumptions on which our current guidance is based; economic conditions in the countries and regions in which we conduct business; political uncertainty, including actions of or against terrorists, insurgent groups or other conflict including conflict between states; industry capacity; our ability to implement our business strategy, including exploration and development activities; impact of competition; our defense of lawsuits; availability and cost of seismic, drilling and other equipment; our ability to complete capital programs; our ability to secure adequate transportation for our products; unexpected disruptions or delays in the resumption of the mining, extracting or upgrading of our bitumen products; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; our ability to attract the necessary labor required to build our thermal and oil sands mining projects; operating hazards and other difficulties inherent in the exploration for and production and sale of crude oil and natural gas and in mining, extracting or upgrading bitumen products; availability and cost of financing; our success of exploration and development activities and ability to replace and expand crude oil and natural gas reserves; timing and success of integrating the business and operations of acquired companies and assets, including those acquired pursuant to the Acquisitions; production levels; imprecision of reserve estimates and estimates of recoverable quantities of crude oil, natural gas and NGLs not currently classified as proved; actions by governmental authorities; government regulations and the expenditures required to comply with them (especially safety and environmental laws and regulations and the impact of climate change initiatives on capital and operating costs); asset retirement obligations; the adequacy of our provision for taxes; and other circumstances affecting revenues and expenses.

        Our operations have been, and in the future may be, affected by political developments and by federal, provincial and local laws and regulations such as restrictions on production, changes in taxes, royalties and other amounts payable to governments or governmental agencies, price or gathering rate controls and environmental protection regulations. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are dependent upon other factors, and our course of action would depend upon our assessment of the future considering all information then available.

        We caution that the foregoing list of important factors is not exhaustive. Unpredictable or unknown factors not discussed in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein, could also have material adverse effects on forward-looking statements. Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

        Additional factors are described in our AIF (as defined herein) dated March 23, 2017 which is filed with the securities commissions or similar authorities in Canada and incorporated by reference in this prospectus and any applicable prospectus supplement. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus and any applicable prospectus supplement.

        Except as required under applicable securities laws, we assume no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, or the foregoing factors affecting this information, should circumstances or management estimates or opinions change.

NOTE REGARDING RESERVES DISCLOSURE

        The securities regulatory authorities in Canada have adopted National Instrument 51-101—Standards of Disclosure for Oil and Gas Activities ("NI 51-101"), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose proved and proved plus probable reserves, to disclose resources, and to disclose reserves and production before deducting royalties. Probable reserves are of a higher uncertainty and are less likely to be accurately estimated or recovered than proved reserves.

        We are required to disclose reserves in accordance with Canadian securities law requirements and the disclosure of proved and probable reserves in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is in accordance with NI 51-101. The SEC definitions of proved and probable reserves are different from the definitions contained in NI 51-101; therefore, proved and probable reserves disclosed in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein in compliance with NI 51-101 may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves.

        In addition, as permitted by NI 51-101, we have determined and disclosed the net present value of future net revenue from our reserves in our NI 51-101 compliant reserves disclosure using forecast prices and costs. The SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices and current costs, but permits the optional disclosure of revenue estimates based on different price and cost criteria.

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain disclosure respecting oil and gas production expressed as "cubic feet of natural gas equivalent" and "barrels of oil equivalent" or "BOE". All equivalency volumes have been derived using the ratio of six thousand cubic feet of natural gas to one barrel of oil. Equivalency measures may be misleading, particularly if used in isolation. A conversion ratio of six thousand cubic feet of natural gas to one barrel of oil is based on an energy equivalence conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In comparing the value ratio using current crude oil prices relative to natural gas prices, the six thousand cubic feet of natural gas to one barrel of oil conversion ratio may be misleading as an indication of value.

        For additional information regarding the presentation of our reserves and other oil and gas information, see the section entitled "Form 51-101F1 Statement of Reserves Data and Other Information" in our AIF, which is incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Canadian Natural Resources Limited at 2100, 855—2nd Street S.W., Calgary, Alberta T2P 4J8, Telephone (403) 517-6700. These documents are also available through the internet via the System for Electronic Document Analysis and Retrieval, which can be accessed at www.sedar.com.

        We file with the securities commission or similar authorities in each of the provinces of Canada, annual and quarterly reports, material change reports and other information. We are subject to the reporting requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by the United States and the provinces of Canada, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States. You may read any document we file with or furnish to the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference rooms. Our filings are also electronically available from the SEC's Electronic Data Gathering, Analysis and Retrieval system (EDGAR), which can be accessed at www.sec.gov, as well as from commercial document retrieval services.

        Under the multijurisdictional disclosure system adopted by the United States and the provinces of Canada, the Canadian securities commissions and the SEC allow us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with certain Canadian securities commissions under Canadian securities legislation and filed with or furnished to the SEC under the Exchange Act:

  •
  our Annual Information Form ("AIF") dated March 23, 2017 for the year ended December 31, 2016;

  •
  our audited annual comparative consolidated financial statements as at and for the years ended December 31, 2016 and 2015, together with the notes thereto and the independent auditor's report thereon;

  •
  our Management's Discussion and Analysis for the year ended December 31, 2016;

  •
  our unaudited interim comparative consolidated financial statements for the three months ended March 31, 2017, together with the notes thereto (the "Interim Financial Statements");

  •
  our Management's Discussion and Analysis for the three months ended March 31, 2017;

  •
  our Information Circular dated March 15, 2017 relating to the Annual General Meeting of our Shareholders held on May 4, 2017;

  •
  our Information Circular dated March 16, 2016 relating to the Annual and Special Meeting of our Shareholders held on May 5, 2016, excluding the disclosure under the heading "Information Regarding the Plan of Arrangement—Information Regarding PrairieSky—Documents Incorporated by Reference";

  •
  our Material Change Report dated March 20, 2017 relating to the acquisitions of a combined direct and indirect 70% working interest in the Athabasca Oil Sands Project (the "Acquired AOSP Assets"), together with working interests in other ancillary non-producing oil sands leases (collectively, the "Acquisitions");

  •
  our Business Acquisition Report dated July 13, 2017 relating to the Acquisitions (the "Business Acquisition Report");

  •
  the supplementary oil and gas information prepared in accordance with the United States Financial Accounting Standards Board ("FASB") Topic 932—"Extractive Activities—Oil and Gas", the English version of which is contained in the section entitled "Supplementary Oil & Gas Information (Unaudited)" in our Annual Report filed on March 23, 2017 and the French version of which was filed under the category "Documents incorporated by reference not previously filed—French" on July 20, 2017; and

  •
  the pro forma supplementary oil and gas information giving effect to the Acquisitions prepared in accordance with FASB Topic 932—"Extractive Activities—Oil and Gas", which was filed under the category "Other" on July 20, 2017.

        Any documents of the type required by National Instrument 44-101—Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus including, without limitation, any material change reports (excluding confidential material change reports), comparative annual financial statements and the auditors' report thereon, comparative interim financial statements, management's discussion and analysis of financial condition and results of operations, information circulars, annual information forms, business acquisition reports and any press release containing financial information for periods more recent than the most recent annual or interim financial statements filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this prospectus and prior to 25 months from the date hereof are deemed to be incorporated by reference in this prospectus.

        Any report that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement of which it forms a part, if and to the extent expressly provided for in such report. Our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

        To the extent that any document or information incorporated by reference into this prospectus is included in a report filed or furnished on Form 40-F, 20-F, 10-K, 10-Q, 8-K, 6-K or any respective successor form, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement relating to the Common Shares of which this prospectus forms a part.

        Upon a new annual information form and corresponding audited annual financial statements and management's discussion and analysis being filed with, and where required, accepted by, the applicable securities commission or similar authority in Canada during the currency of this prospectus, the previous annual information form, the previous audited annual financial statements and related management's discussion and analysis, all unaudited interim financial statements and related management's discussion and analysis and material change reports filed prior to the commencement of the current financial year in which the new annual information form and corresponding audited annual financial statements and management's discussion and analysis are filed, and business acquisition reports filed prior to the commencement of the fiscal year in respect of which the new annual information is filed, shall be deemed no longer to be incorporated into this prospectus for purposes of future distributions of Common Shares under this prospectus. Upon new interim financial statements and related management's discussion and analysis being filed with the applicable securities commission or similar authority in Canada during the currency of this prospectus, all interim financial statements and related management's discussion and analysis filed prior to the new interim consolidated financial statements and related management's discussion and analysis shall be deemed no longer to be incorporated into this prospectus for purposes of future distributions of Common Shares under this prospectus. Upon a new information circular relating to an annual general meeting of our shareholders being filed by us with the securities commission or similar authority in Canada during the currency of this prospectus, the information circular for the preceding annual general meeting of our shareholders shall be deemed no longer to be incorporated into this prospectus for purposes of future distributions of Common Shares under this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        In addition, certain marketing materials (as that term is defined in applicable securities legislation) may be used in connection with a distribution of Common Shares under this prospectus and any applicable prospectus supplement(s). Any template version of marketing materials (as those terms are defined in applicable securities legislation) pertaining to a distribution of Common Shares, and filed by us after the date of the applicable prospectus supplement and before termination of the distribution of such Common Shares, will be deemed to be incorporated by reference in that prospectus supplement for the purposes of the distribution of Common Shares to which the prospectus supplement pertains.

        In addition, you may obtain a copy of the AIF and other information mentioned above by writing or calling us at the following address and telephone number:

  Canadian Natural Resources Limited
  2100, 855—2nd Street S.W.
  Calgary, Alberta, Canada T2P 4J8
  (403) 517-6700

  Attention: Corporate Secretary

        You should rely only on the information contained in: (a) this prospectus and any applicable prospectus supplement; and (b) any documents incorporated by reference in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with any different or inconsistent information, you should not rely on it. You should bear in mind that although the information contained in, or incorporated by reference in, this prospectus is intended to be accurate as of the date hereof or the date of such documents incorporated by reference, respectively, such information may also be amended, supplemented or updated, as may be required by applicable securities laws, by the subsequent filing of additional documents deemed by applicable securities laws to be, or otherwise incorporated by reference into this prospectus, any prospectus supplement and by any subsequently filed prospectus amendments, if any. This prospectus constitutes a public offering of Common Shares only in those jurisdictions where they may be lawfully distributed and therein only by persons permitted to distribute such Common Shares. We are not making any offer of Common Shares in any jurisdiction where the offer is not permitted by law.

 CANADIAN NATURAL RESOURCES LIMITED

        We are a Canadian-based senior, independent energy company engaged in the acquisition, exploration, development, production, marketing and sale of crude oil, natural gas liquids, natural gas and bitumen. Our core regions of operations are in western Canada, the United Kingdom sector of the North Sea and Offshore Africa. Our head and principal office is located at 2100, 855—2nd Street S.W., Calgary, Alberta, Canada T2P 4J8.

        Our common shares are listed for trading on the Toronto Stock Exchange and on the New York Stock Exchange under the trading symbol "CNQ".

CONSOLIDATED CAPITALIZATION

        Except as described below, there have been no material changes in the consolidated share and loan capitalization of the Company since the date of the Interim Financial Statements.

        In connection with the Acquisitions and as further described in the Business Acquisition Report, we issued: (i) on May 31, 2017, 97,560,975 Common Shares; (ii) on May 30, 2017, 2.95% notes due January 15, 2023 with an aggregate principal amount of US$1 billion, 3.85% notes due June 1, 2027 with an aggregate principal amount of US$1.25 billion and 4.95% notes due June 1, 2047 with an aggregate principal amount of US$750 million; and (iii) on May 30, 2017, 2.05% medium term notes due June 1, 2020 with an aggregate principal amount of $900 million, 3.42% medium term notes due December 1, 2026 with an aggregate principal amount of $600 million and 4.85% medium term notes due May 30, 2047 with an aggregate principal amount of $300 million.

        For the purposes of financing a portion of the cash purchase price and expenses relating to the Acquisitions, on May 4, 2017, a syndicate of lenders committed to provide to the Company: (i) a senior unsecured 364-day term credit facility in an aggregate principal amount of up to $6 billion on a fully underwritten basis (the "Bridge Facility"); and (ii) a senior unsecured three year term loan facility in an aggregate principal amount of up to $3 billion (the "Term Loan Facility"). The Bridge Facility was cancelled on May 30, 2017 following the note issuances described above. The Term Loan Facility will mature on May 31, 2020 and is subject to annual amortization of 5% of the original balance. As at May 31, 2017, being the closing date of the Acquisitions, $3 billion was drawn on the Term Loan Facility, including a US$375 million letter of credit regarding a deferred payment due to Marathon Oil Dutch Holdings B.V. in the first quarter of 2018.

        On June 29, 2017, we entered into an amending agreement to our $1,500 million non-revolving term credit facility maturing April 4, 2018 to extend the maturity date of the facility to October 15, 2019 and to increase the principal amount authorized under the facility to $2,200 million. The additional $700 million in principal under the facility was used to repay indebtedness outstanding under our existing revolving facilities and for general corporate purposes. Also on June 29, 2017, we entered into an amending agreement to our $2,425 million revolving syndicated credit facility maturing June 30, 2019 to extend the maturity date of $2,095 million of loan commitments under the facility to June 30, 2021, with the remaining $330 million maturing June 30, 2019.

USE OF PROCEEDS

        We will not receive any proceeds from any sale of Common Shares by any Selling Shareholder under this Prospectus.

DESCRIPTION OF CAPITAL STRUCTURE

Common Shares

        The Company is authorized to issue an unlimited number of Common Shares, without nominal or par value. Holders of Common Shares are entitled to one vote per share at a meeting of shareholders of Canadian Natural, to receive such dividends as declared by the Board of Directors of the Company on the Common Shares and to receive pro-rata the remaining property and assets of the Company upon its dissolution or winding-up, subject to any rights having priority over the Common Shares.

Preferred Shares

        The Company has no preferred shares outstanding. The Company is authorized to issue an unlimited number of Preferred Shares issuable in one or more series. The directors of the Company are authorized to fix, before the issue thereof, the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement may describe certain Canadian and United States federal income tax consequences which may be applicable to a purchaser of Common Shares offered thereunder. Prospective purchasers should consult their own tax advisors prior to deciding to purchase any Common Shares.

SELLING SHAREHOLDERS

        Pursuant to this prospectus, the Selling Shareholders may offer for sale, from time to time, in aggregate up to 97,560,975 Common Shares representing in aggregate up to Cdn$4,000,000,000 (or the equivalent thereof in other currencies or currency units based on the applicable exchange rate at the time of the distribution) of Common Shares, in one or more distributions, during the 25 month period that this prospectus remains valid.

        As at the date of this prospectus, SG is the legal and beneficial owner of 97,560,975 Common Shares (representing approximately 8.0% of the issued and outstanding Common Shares as at June 30, 2017 (7.7% on a fully diluted basis)). As at the date of this prospectus, neither SCE nor SCR is a legal or beneficial owner of Common Shares.

        The terms under which the Common Shares will be distributed by any Selling Shareholder will be described in the applicable prospectus supplement. The prospectus supplement for any distribution of Common Shares by any Selling Shareholder will include, without limitation, where applicable: (i) the number or amount of Common Shares owned, controlled or directed by the Selling Shareholder and its affiliates; (ii) the number or amount of Common Shares being distributed for the account of the Selling Shareholder; (iii) the number of Common Shares to be owned, controlled or directed by the Selling

Shareholder and its affiliates after the distribution and the percentage that number represents of the total number of outstanding Common Shares; (iv) whether the Common Shares being distributed are owned by the Selling Shareholder both of record and beneficially, or record only or beneficially only; (v) if the Selling Shareholder purchased the Common Shares within two years preceding the date of the applicable prospectus supplement, the date or dates the Selling Shareholder acquired the Common Shares; and (vi) if the Selling Shareholder acquired the Common Shares being distributed in the 12 months preceding the date of the applicable prospectus supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per share basis.

Registration Rights Agreement

        On May 31, 2017, as part of the Acquisitions, the Company acquired a direct 60% working interest in the Athabasca Oil Sands Project along with working interests in other ancillary non-producing oil sands leases from Shell Canada Limited ("Shell") and its affiliates (the "Shell Acquisition").

        In connection with the Shell Acquisition, Canadian Natural, SCE, SCR and SG entered into a registration rights agreement (the "Registration Rights Agreement"), which provides SCE, SCR, SG and any transferees to whom their rights have been transferred in accordance with the Registration Rights Agreement (the "Holders") with certain rights in respect of the 97,560,975 Common Shares issued to SCE and SCR as at the closing date of the Shell Acquisition and any Common Shares or other securities of Canadian Natural received by the Holders as a result of a dividend, distribution, exchange, share split, recapitalization or other corporate event in respect of the Common Shares (collectively, the "Registrable Securities").

        The Registration Rights Agreement provides that Canadian Natural shall, within 100 days of the closing of the Shell Acquisition, prepare and file a preliminary and final short form base shelf prospectus covering the distribution of the Registrable Securities in certain provinces of Canada, as well as a registration statement with the SEC to effect a registration of the Registrable Securities in the U.S. (the "Shelf Qualification Right"). Canadian Natural is also required to use reasonable efforts to obtain a receipt for such final short form base shelf prospectus in respect thereof and to cause the applicable registration statement in the U.S. to be declared effective as promptly as practicable.

        Subject to certain limits, qualifications and applicable blackout periods, the Registration Rights Agreement provides the Holders with the right at any time during the period commencing, with respect to the distribution of Registrable Securities in Canada, on the date of the issuance of the receipt in respect of the final base shelf prospectus filed in Canada pursuant to the Shelf Qualification Right, and with respect to the registration of Registrable Securities in the U.S., on the date the applicable registration statement becomes effective, and in each case terminating on the date on which the Holders hold in aggregate less than 0.75% of the Common Shares issued and outstanding (the "Qualification Period"), to effect an offering by the Holders of all or part of their Registrable Securities included in the applicable base shelf prospectus or registration statement.

        In addition, if during the Qualification Period Canadian Natural proposes to file a prospectus, prospectus supplement or registration statement in Canada and/or the U.S. with respect to Common Shares or any securities convertible into, or exchangeable or exercisable for, Common Shares, then subject to certain limits and qualifications, Canadian Natural will be required to provide written notice to the Holders of its intention to do so. Subject to certain limits and qualifications, Canadian Natural is required to use reasonable efforts to include in the proposed distribution such number of Registrable Securities as the Holders shall request on the same terms and conditions as Canadian Natural's proposed distribution.

        The Holders may transfer the registration rights provided for under the Registration Rights Agreement to their affiliates and, in connection with transfers of at least 32,195,121 Common Shares,

to certain registered brokers or dealers on notice to Canadian Natural where the transferee also agrees to be bound by the Registration Rights Agreement.

        For additional information regarding the Acquisitions and the Registration Rights Agreement, refer to the Business Acquisition Report, which is incorporated by reference in this prospectus.

RISK FACTORS

        Various risk factors relating to the business and securities of Canadian Natural are described in our disclosure documents filed from time to time with the securities commissions and similar authorities in each of the provinces of Canada and with the SEC and are incorporated by reference in this prospectus, including in particular, our current AIF and Management's Discussion and Analysis. Such risk disclosure forms an integral part hereof.

PLAN OF DISTRIBUTION

        The Selling Shareholders may distribute Common Shares from time to time: (i) through underwriters purchasing as principal; (ii) directly pursuant to applicable statutory exemption or discretionary exemptions from registration; or (iii) through agents in Canada and elsewhere where permitted by law.

        The Common Shares may be distributed: (i) at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Common Shares in a specified market; (ii) at market prices prevailing at the time of distribution; or (iii) at prices to the negotiated with purchasers, and as set forth in an accompanying prospectus supplement. Each prospectus supplement will identify the underwriter or agent, if any, engaged in connection with the distribution of the Common Shares and will set forth the terms of the distribution of the Common Shares, including the net proceeds to the Selling Shareholder(s) and the portion of expenses borne by, the Selling Shareholder(s) and/or the Corporation, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters or agents, if applicable, and any other material terms. If offered on a non-fixed price basis, Common Shares may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution. If Common Shares are offered on a non-fixed price basis, the underwriters' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Common Shares by the purchasers exceeds or is less than the gross proceeds paid by the underwriters or agents to us. Only underwriters or agents so named in the prospectus supplement are deemed to be underwriters or agents in connection with the Common Shares offered thereby.

        If underwriters purchase Common Shares from any Selling Shareholders as principal, the Common Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Common Shares as principal are expected to be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Common Shares offered by the prospectus supplement if any of such Common Shares are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters or agents may be changed from time to time.

        The Common Shares may also be distributed directly by any Selling Shareholder, provided registration is not required or pursuant to applicable statutory or discretionary exemptions from registration, at such prices and upon such terms as agreed to by the Selling Shareholder(s) and the purchaser or through agents designated by the Selling Shareholder(s) from time to time. Any agent involved in the distribution of the Common Shares in respect of which this Prospectus is delivered will be named, and any commission payable by the Selling Shareholder(s) and/or the Company to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent could be acting on a best efforts basis for the period of its appointment.

        The Selling Shareholder(s) may agree to pay any underwriters a commission for various services relating to the distribution of any Common Shares. Any underwriters and agents who participate in a distribution of the Common Shares may be entitled under agreements to be entered into with the Selling Shareholder(s) and/or the Company to indemnification by the Selling Shareholder(s) and the Company, as applicable, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters and agents may be required to make in respect thereof.

        To the extent permitted by applicable law, in connection with any distribution of Common Shares (unless otherwise specified in a prospectus supplement), any underwriters or agents, when purchasing as principal, may over-allot or effect transactions intended to fix or stabilize or maintain the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

        Messrs. N. Murray Edwards, Timothy W. Faithfull and Gordon D. Giffin are directors of Canadian Natural who reside outside of Canada and each of these directors has appointed us as their agent for service of process in Canada at 2100, 855—2nd Street S.W., Calgary, Alberta T2P 4J8. SG, a Selling Shareholder, is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction and it has appointed Shell Canada Limited as its agent for service of process in Canada at 400—4th Avenue S.W., P.O. Box 100, Station M, Calgary, Alberta T2P 2H5. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, certain legal matters in connection with the offering will be passed upon for us by Bennett Jones LLP, Calgary, Alberta, concerning matters of Canadian law, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, concerning matters of U.S. law.

EXPERTS

        Bennett Jones LLP, our Canadian counsel, has advised us with respect to enforceability of civil liabilities as set forth above under the heading "Enforceability of Civil Liabilities". Based on information provided to us, as of the date of this prospectus, the partners and associates of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of our outstanding securities.

        Our consolidated balance sheets as at December 31, 2016 and 2015 and the related consolidated statements of earnings (loss), comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2016, incorporated by reference in this prospectus, have been so incorporated in reliance on the report dated March 15, 2017 of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements have been included herein in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting. PricewaterhouseCoopers LLP has advised that it is independent with respect to Canadian Natural within the meaning of the Code of Professional Conduct of the Institute of Chartered Professional Accountants of Alberta and the rules of the SEC and the Public Company Accounting Board (U.S.).

        The audited operating statements for Shell Canada Limited's mining and in-situ oil sands properties acquired by Canadian Natural for the year ended December 31, 2016, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors. Such financial statements have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. Ernst & Young LLP have advised that they are independent with respect to Shell Canada Limited within the meaning of the Code of Professional Conduct of the Institute of Chartered Professional Accountants of Alberta and within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (U.S.).

        The audited operating statements of Marathon Oil Canada Corporation for the year ended December 31, 2016, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such operating statements have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. PricewaterhouseCoopers LLP has advised that, as at the date of such report, it was independent with respect to Marathon Oil Canada Corporation within the meaning of the Code of Professional Conduct of the Institute of Chartered Professional Accountants of Alberta and the rules of the SEC and the Public Company Accounting Oversight Board (U.S.).

        Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd., independent qualified reserves evaluators, have evaluated our reserves in reports dated March 1, 2017 with an effective date of December 31, 2016 and a preparation date of February 6, 2017, as more particularly described in our AIF, incorporated by reference herein. GLJ Petroleum Consultants Ltd. has evaluated the reserves attributable to the Acquired AOSP Assets in a report with an effective date of December 31, 2016 and a preparation date of May 2, 2017. The statements as to our reserves, which appear in or are incorporated by reference herein, have been so included or incorporated by reference upon the authority, as experts, of Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd., to the extent described herein or in the documents incorporated by reference herein.

        Based on information provided by the relevant persons or companies, there are beneficial interests, direct or indirect, in less than one percent of our securities or property or securities or property of our associates or affiliates held by Sproule Associates Limited, Sproule International Limited or GLJ Petroleum Consultants Ltd. or by "designated professionals", being any partners, employees or consultants of such independent consultants who participated in and who were in a position to directly influence the preparation of the relevant report, or any such person who, at the time of the preparation of the report was in a position to directly influence the outcome of the preparation of the report.

 DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the documents listed in the third paragraph under "Where You Can Find More Information" in this prospectus;

  •
  the Registration Rights Agreement between us, Shell Canada Energy, Shell Canada Resources and Shell Gas B.V., dated May 31, 2017;

  •
  the consent of our independent auditors, PricewaterhouseCoopers LLP;

  •
  the consent of the auditors of the operating statements of Marathon Oil Canada Corporation, PricewaterhouseCoopers LLP;

  •
  the consent of the auditors of the operating statements of Shell Canada Limited, Ernst & Young LLP;

  •
  the consent of our Canadian counsel, Bennett Jones LLP;

  •
  the consents of our independent qualified reserves evaluators, Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd.; and

  •
  powers of attorney from directors and officers of Canadian Natural.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

        Under the Business Corporations Act (Alberta) (the "ABCA"), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits in his defence of the action or proceedings, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

        The by-laws of the Registrant provide that, subject to the limitations contained in the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, to the fullest extent which may from time to time be permitted by the ABCA, from and against, (a) all costs, charges and expenses that he incurs in respect of any civil, criminal or administrative action or proceeding that is proposed or commenced against him by reason of being or having been a director or officer of the Registrant, and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Registrant, except in respect of an action by or on behalf of the Registrant, or such body corporate, to procure a judgment in its favor.

        The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him in his capacity as a director or officer of the Registrant or as a director or officer of any body corporate where he acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

3

 EXHIBITS

Exhibit Number		Description
4.1		The Annual Information Form of the Registrant, dated March 23, 2017, for the fiscal year ended December 31, 2016 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.2		The Management Information Circular of the Registrant, issued in connection with the Annual General Meeting of Shareholders of the Registrant held on May 4, 2017 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 27, 2017).

4.3		The Management Information Circular of the Registrant, issued in connection with the Annual and Special Meeting of Shareholders of the Registrant held on May 5, 2016, excluding the disclosure under the heading "Information Regarding the Plan of Arrangement—Information Regarding PrairieSky—Documents Incorporated by Reference" (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 24, 2016).

4.4		Management's Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2016 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.5		The annual audited consolidated financial statements of the Registrant for the fiscal years ended December 31, 2016 and 2015, including the notes thereto and the auditor's report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.6		The unaudited interim consolidated financial statements of the Registrant for the three months ended March 31, 2017, including the notes thereto (incorporated by reference to Exhibit 99.3 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on May 8, 2017).

4.7		Management's Discussion and Analysis of the Registrant for the three months ended March 31, 2017 (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on May 8, 2017).

4.8		Supplementary Oil & Gas Information (Unaudited) of the Registrant for the fiscal year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 of the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.9		Pro Forma Supplementary Oil & Gas Information (Unaudited) of the Registrant for the fiscal year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 20, 2017).

4.10	*	Material Change Report of the Registrant dated March 20, 2017.

4.11		Business Acquisition Report of the Registrant dated July 13, 2017 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 13, 2017).

4

Exhibit Number		Description
4.12	*	Registration Rights Agreement between Shell Canada Energy, Shell Canada Resources, Shell Gas B.V. and the Registrant, dated May 31, 2017.

5.1		Consent of PricewaterhouseCoopers LLP in respect of the Financial Statements of the Registrant for the fiscal year ended December 31, 2016.

5.2		Consent of PricewaterhouseCoopers LLP in respect of the Operating Statements for certain oil and gas properties owned by Marathon Oil Canada Corporation.

5.3		Consent of Ernst & Young LLP.

5.4		Consent of Bennett Jones LLP.

5.5		Consent of Sproule Associates Limited, Independent Petroleum Engineering Consultants.

5.6		Consent of Sproule International Limited, Independent Petroleum Engineering Consultants.

5.7		Consent of GLJ Petroleum Consultants Ltd., Independent Petroleum Engineering Consultants.

6.1	*	Power of Attorney (included in Part III of the initial Registration Statement).

*
PREVIOUSLY FILED

5

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrent with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

6

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on July 27, 2017.

CANADIAN NATURAL RESOURCES LIMITED
By:	/s/ Steve W. Laut
	Name:	Steve W. Laut
	Title:	President

7

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steve W. Laut	President and Director (Principal Executive Officer)	July 27, 2017
* Corey B. Bieber	Chief Financial Officer and Senior Vice-President, Finance (Principal Financial and Accounting Officer)	July 27, 2017
* N. Murray Edwards	Executive Chairman and Director	July 27, 2017
* Catherine M. Best	Director	July 27, 2017
* Timothy W. Faithfull	Director	July 27, 2017
* Gary A. Filmon	Director	July 27, 2017
* Christopher L. Fong	Director	July 27, 2017
* Gordon D. Giffin	Director	July 27, 2017
* Wilfred A. Gobert	Director	July 27, 2017
* Frank J. McKenna	Director	July 27, 2017

8

Signature		Title	Date

* David A. Tuer		Director	July 27, 2017
* Annette M. Verschuren		Director	July 27, 2017
By:	/s/ Steve W. Laut Steve W. Laut	Attorney-in-Fact	July 27, 2017

9

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canadian Natural Resources Limited in the United States, on July 27, 2017.

CANNAT ENERGY INC.
By:	/s/ Steve W. Laut
	Name:	Steve W. Laut
	Title:	President, Canadian Natural Resources Limited

10

Exhibit Number		Description
4.1		The Annual Information Form of the Registrant, dated March 23, 2017, for the fiscal year ended December 31, 2016 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.2		The Management Information Circular of the Registrant, issued in connection with the Annual General Meeting of Shareholders of the Registrant held on May 4, 2017 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 27, 2017).

4.3		The Management Information Circular of the Registrant, issued in connection with the Annual and Special Meeting of Shareholders of the Registrant held on May 5, 2016, excluding the disclosure under the heading "Information Regarding the Plan of Arrangement—Information Regarding PrairieSky—Documents Incorporated by Reference" (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 24, 2016).

4.4		Management's Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2016 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.5		The annual audited consolidated financial statements of the Registrant for the fiscal years ended December 31, 2016 and 2015, including the notes thereto and the auditor's report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.6		The unaudited interim consolidated financial statements of the Registrant for the three months ended March 31, 2017, including the notes thereto (incorporated by reference to Exhibit 99.3 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on May 8, 2017).

4.7		Management's Discussion and Analysis of the Registrant for the three months ended March 31, 2017 (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on May 8, 2017).

4.8		Supplementary Oil & Gas Information (Unaudited) of the Registrant for the fiscal year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 of the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 23, 2017).

4.9		Pro Forma Supplementary Oil & Gas Information (Unaudited) of the Registrant for the fiscal year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 20, 2017).

4.10	*	Material Change Report of the Registrant dated March 20, 2017.

4.11		Business Acquisition Report of the Registrant dated July 13, 2017 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 13, 2017).

11

Exhibit Number		Description
4.12	*	Registration Rights Agreement between Shell Canada Energy, Shell Canada Resources, Shell Gas B.V. and the Registrant, dated May 31, 2017.

5.1		Consent of PricewaterhouseCoopers LLP in respect of the Financial Statements of the Registrant for the fiscal year ended December 31, 2016.

5.2		Consent of PricewaterhouseCoopers LLP in respect of the Operating Statements for certain oil and gas properties owned by Marathon Oil Canada Corporation.

5.3		Consent of Ernst & Young LLP.

5.4		Consent of Bennett Jones LLP.

5.5		Consent of Sproule Associates Limited, Independent Petroleum Engineering Consultants.

5.6		Consent of Sproule International Limited, Independent Petroleum Engineering Consultants.

5.7		Consent of GLJ Petroleum Consultants Ltd., Independent Petroleum Engineering Consultants.

6.1	*	Power of Attorney (included in Part III of the initial Registration Statement).

*
PREVIOUSLY FILED

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